* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT 10.20


                       FOUNDRY AGREEMENT FOR SHARE HOLDERS

         This Foundry Agreement (this "Agreement") is made and entered into as of December 11, 2000 by and between QuickLogic Corporation, a Delaware, USA corporation having its principal place of business at 1277 Orleans Drive, Sunnyvale, CA 94089, USA ("CUSTOMER") and TOWER SEMICONDUCTOR LTD. an Israel Corporation having its principal place of business at Ramat Gavriel Industrial Zone, P.O. Box 619, Migdal Haemek 23105 ISRAEL ("TOWER").

                                   WITNESSETH:

         WHEREAS, CUSTOMER is a fabless semiconductor manufacturer and desires to contract with a semiconductor manufacturer with the capability to supply CUSTOMER with certain CUSTOMER designed products in wafer form in accordance with CUSTOMER's design and product specifications;

         WHEREAS, Tower is a manufacturer that sells silicon wafers containing client designed integrated circuits to these clients, provides other manufacturing and relating design and turn-key services, as well as manufacturing process adaptation and customization to such clients; and

         WHEREAS, TOWER plans to develop the capability of manufacturing certain CUSTOMER designed products in sorted wafer form in the new Fab 2 it plans to construct or such other locations agreed upon in writing by both parties, and desires to manufacture and test such products for CUSTOMER in accordance with CUSTOMER's design and product specifications;

         WHEREAS, CUSTOMER desires to buy certain Products in Wafer form, or as otherwise agreed to between the parties, from TOWER, and Customer is willing to enter the Share Purchase Agreement between TOWER and CUSTOMER, dated December 11, 2000 in consideration

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for TOWER's selling same to CUSTOMER pursuant to the terms and conditions set forth below, including TOWER's obligations regarding Base Capacity and pricing as defined herein;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto agree as follows:

1.0  DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

     1.1 FAB 2 shall mean the new eight inch semiconductor manufacturing facility contemplated in the Share Purchase Agreement, as defined in
           Section 1.11.

     1.2 MANUFACTURING PROCESS shall mean TOWER's 0.18 micron or smaller geometries semiconductor manufacturing process and method to the extent such process and method is required to be used in the manufacture of Products for CUSTOMER under this Agreement.

     1.3 MARKET PRICE for Wafers or sorted die (whichever is applicable) shall mean the average foundry price for similar (feature size, number of layers, size, technology, etc.) wafers or sorted die (whichever is applicable) in other foundries.

     1.4 NOTICE OF QUALIFICATION shall mean the receipt by TOWER of written notice sent by CUSTOMER, followed by written acknowledgment and concurrence by TOWER in which CUSTOMER states that TOWER has satisfied the final qualification criteria set forth in Appendix I hereto. Neither CUSTOMER nor TOWER shall withhold such Notice or written acknowledgment for reasons not pertaining to product quality, reliability or matters set forth in the qualification criteria. Appendix I criteria shall be developed by the parties and added to this Agreement as soon as practical following the execution hereof, but prior to the start of production activities.

     1.5 PRE-PRODUCTION WAFERS shall mean Wafers that are produced by TOWER hereunder prior to the issuance by CUSTOMER of a Notice of Qualification therefore and which may conform only to the electrical parameters to be provided by CUSTOMER.

     1.6 PRODUCTION WAFERS shall mean Wafers in sorted wafer form that are manufactured in
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           TOWER's Fab 2 and delivered to CUSTOMER after Notice of Qualification and which conform to the manufacturing criteria set forth in Appendix
           II. Appendix II criteria shall be developed by the parties and added to this Agreement as soon as practical following the execution hereof, but prior to the start of production activities.

     1.7 PRODUCT shall mean a CUSTOMER's designed device, for which the CUSTOMER has manufacturing rights, targeted for manufacture at TOWER using a Tower Manufacturing Process and/or its derivatives.

     1.8 RETICLE MASK SET shall mean the reticle masks required to produce a fully functional Product.

     1.9 CUSTOMER TECHNICAL INFORMATION shall mean any and all design rules, electrical test structures, device designs, process knowledge, process flow, test flow, test software, drawings, bills of materials, specifications, data, descriptions and all other technical information (including, without limitation, trade secrets, inventions (whether or not patented or patentable) and know-how), all pertaining to the Products or otherwise proprietary to CUSTOMER, including CUSTOMER'S metal to metal amorphous silicon antifuse technology, and ViaLink (R), and any such process or successor processes, and improvements, that are disclosed to, jointly developed with or provided by CUSTOMER to TOWER under this Agreement and which is needed to be disclosed in order to manufacture the Wafers.

     1.10 TOWER TECHNICAL INFORMATION shall mean any and all design rules, electrical test structures, device designs, process knowledge, process flow, test flow, test software, drawings, bills of materials, specifications, data, descriptions and all other technical information (including, without limitation, trade secrets, inventions (whether or not patented or patentable) and know-how, or otherwise proprietary to TOWER, including any such process or successor processes and improvements that are disclosed to, jointly developed with or provided by TOWER to CUSTOMER under this Agreement and which is needed to be disclosed in order to manufacture the Wafers.

     1.11 SHARE PURCHASE AGREEMENT, or SPA shall mean the Share Purchase Agreement made as of July 4, 2000 by and between SanDisk Corporation and Tower and incorporated by reference into the Share Purchase Agreement made as of December 11, 2000 by and
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           between CUSTOMER and TOWER. In the event the terms in the SPA, this Agreement and/or the CUSTOMER SPA conflict, the terms of the CUSTOMER SPA shall take precedence.

     1.12 WAFER(S) shall mean an eight inch silicon wafer processed by TOWER in Fab 2 and in accordance with specification agreed upon in this Agreement, so that the processed wafer(s) will embody a Product. Unless otherwise specifically mentioned herein wafers shall mean wafer starts.

2.0  FABRICATION FACILITIES AND GENERAL SCOPE

     2.1 TOWER shall fabricate at Fab 2 or at other locations agreed upon in writing by both parties, Pre-Production Wafers and Production Wafers ordered by CUSTOMER pursuant to this Agreement, and provided any such third party location has entered into a written agreement containing terms as least as restrictive as those stated herein, including but not limited those regarding confidentiality and the restrictions on use of CUSTOMER'S Technical Information. TOWER hereby represents and warrants that the actual fabrication of all Wafers shall be performed at its semiconductor facilities in Israel or such other locations agreed upon in writing by both parties. *.

     2.2 This Agreement does not constitute a forecast, purchase order or release for the services set forth in Section 2.1. TOWER shall not undertake or incur any expenses or perform any services or acts on CUSTOMER's behalf except as specified in a release against a CUSTOMER purchase order.

     2.3   *.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     2.4 All terms and conditions otherwise not dealt with in the body of this Agreement shall be governed by Appendixes and Schedules, attached hereto.

3.0  TERM AND TERMINATION

     3.1 TERM OF THE AGREEMENT. This Agreement shall become effective on the Closing Date, as that term is defined in the Share Purchase Agreement, and shall expire * thereafter, unless earlier terminated by one or both parties pursuant to the terms of this Agreement. * prior to its termination, the parties will review this Agreement in good faith and, if mutually agreed to by both parties in writing, the term of this Agreement may be extended or its scope expanded.

     3.2 TERMINATION FOR DEFAULT. In the event that either party has committed a material breach of this Agreement, the other party shall have the right to terminate this Agreement if the party in breach fails to cure such breach within * of written notice thereof.

     3.3 In the event of termination, both parties shall be relieved from their obligations under this Agreement except (i) for CUSTOMERS duty to perform all payments due to Tower under this agreement, (ii) for confidentiality under section 13.0, and (iii) Tower shall complete any outstanding orders as of the date of termination and CUSTOMER shall pay for such orders in accordance with the terms of this Agreement, and (iv) for the parties obligations under section 11 (PATENTS AND OTHER PROPRIETARY RIGHTS).

4.0  PROCESS INTEGRATION

     4.1 Promptly following execution of this Agreement, representatives of TOWER and CUSTOMER will meet to establish definitive schedules and staffing requirements for completing CUSTOMER's Product designs into TOWER's CMOS process, as well as the necessary modifications as defined for CUSTOMER's process, contemplated to be utilized in Fab 2. In connection with such Product design and process customization, CUSTOMER shall transfer CUSTOMER Technical Information described in Appendix IV and TOWER shall transfer TOWER Technical Information. Appendix IV criteria shall be mutually agreed upon by the parties and added to this Agreement as soon as practical following the execution hereof, but prior to the start of production activities.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     4.2 CUSTOMER will provide all commercially reasonable design engineering support at CUSTOMER's expense during the period of Product design and pre-production. TOWER will be responsible for developing at its own expense the Manufacturing Process(es) contemplated for use in Fab2.

     4.3 TOWER will fabricate and provide Pre-Production Wafers to CUSTOMER at CUSTOMER's expense, in such amounts and on the time schedule specified in Appendix I and as amended from time-to-time by mutual agreement of the parties. CUSTOMER will provide, at CUSTOMER's own cost and expense, one (1) Reticle Mask Set, for each new Product to be manufactured at Tower on behalf of CUSTOMER. TOWER shall replace at its own cost and expense masks which must be replaced due to process changes initiated by TOWER. CUSTOMER will replace at its cost and expense masks which must be replaced due to process and/or design changes initiated by CUSTOMER. Replacement production Reticle Mask Sets for normal wear and tear shall be made by * at its own cost and expense. All such Pre-Production Wafers are provided to CUSTOMER "as-is" and TOWER makes no warranty what-so-ever relative to such Pre-Production Wafers.

     4.4 CUSTOMER shall have the right to order, at CUSTOMER's expense, Pre-Production Wafers that meet the manufacturing acceptance criteria in Appendix II, even though such wafers have not yet passed CUSTOMER qualification. Subject to Section 6.3.1, the price for such Pre-Production Wafers shall be *. Any purchase order for such Pre-Production Wafers shall indicate that such order is for Pre-Production Wafers that meet the manufacturing acceptance criteria in Appendix II but for which a Notice of Qualification has not yet been issued. If CUSTOMER orders such Pre-Production Wafers, CUSTOMER shall have the right to reject only such Pre-Production Wafers that do not meet the manufacturing acceptance criteria in Appendix II, and CUSTOMER shall not be obligated to pay for any such Pre-Production Wafers that are rejected by CUSTOMER for such cause. Other than the above, all such Pre-Production Wafers are provided to CUSTOMER "as-is" and TOWER makes no warranty what-so-ever in relation to such Pre-Production Wafers.

     4.5 Each party shall appoint a technology project manager. Such managers shall consult regularly to review the progress of the design and implementation of the fabrication process for the Product and shall, in good faith, attempt to jointly solve any problems that may arise during the design and implementation phase. The initial manager for TOWER shall be
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           *. The initial manager for CUSTOMER shall be *.

     4.6   *.

     4.7 TOWER will be deemed to have successfully completed the design and implementation phase of the fabrication process for the Product only after all qualification tests have been successfully completed for the Product pursuant to the qualification criteria set forth in Appendix I, or once the Notice of Qualification for this Product has been issued by CUSTOMER and acknowledged by TOWER.

     4.8 TOWER will offer a version of the 0.18 micron process as specified in CUSTOMER's SPA, Section 7.

5.0  PRODUCT FABRICATION

     5.1 TOWER shall cause Production Wafers to be fabricated in accordance with the integrated fabrication process developed pursuant to Section 4 above. Both parties acknowledge that such fabrication process may be changed from time to time only upon the mutual written agreement of TOWER and CUSTOMER, which agreement shall not be unreasonably withheld. CUSTOMER and TOWER agree that if one party proposes a change to such fabrication process to the other party, such other party must approve or disapprove, in writing, of such proposed change within * after receiving notification of such proposed change. *.

     5.2 Appendix II shall be updated and revised, if necessary and as mutually agreed upon by both parties, within thirty (30) days after CUSTOMER's issuance of a Notice of Qualification for a Product as well as mutually agreed to by the parties. Terms and Conditions of Sales not specifically mentioned in this Agreement shall be governed by the provisions of Appendix III hereto.

     5.3 TOWER shall maintain records of all Production Wafers manufactured for CUSTOMER
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           for a period of *, after which, at CUSTOMER's prior written request, TOWER will transfer such information to CUSTOMER. TOWER shall provide Work in Process (WIP) reports to CUSTOMER *.

     5.4 During the ramp-up period described in Business Plan agreed upon by the parties as part of the Share Purchase Agreement, in Chapter 3, Financial Plan, Version 11.00, the chart entitled FAB-2 FINANCIAL ASSUMPTIONS - Base, PRODUCTION Plan, 1. CAPACITY PER MONTH ("INITIAL RAMP-UP PERIOD"), and thereafter, TOWER shall make available to CUSTOMER up to * of available wafers starts specified in said chart, but TOWER is not committed to exceed * Wafer starts per month ("Base Capacity"). The actual capacity referenced in said chart may be changed and/or updated pursuant to Section 5.6, or 11.3 of the Share Purchase Agreement. If CUSTOMER fails to exercise any of the Series A-1 through A-5 Additional Purchase Obligations (the Mandatory Additional Purchase Obligations) within the time periods specified in the Share Purchase Agreement, including any applicable Grace Periods (as defined in the Share Purchase Agreement), the Base Capacity shall be reduced by * Wafers per month for each such Series A of the Additional Purchase Obligations (the Mandatory Additional Purchase Obligations) not so exercised. Notwithstanding the foregoing TOWER may limit the month to month ramp up of the new fab and of new processes to a mutually agreed upon number of wafers.

     5.5 Subject to the volume restrictions imposed on CUSTOMER in Section 5.4, TOWER shall start the exact quantity of Production Wafers ordered by CUSTOMER. CUSTOMER shall pay only for the total quantity of Wafers delivered by TOWER and accepted in good faith by CUSTOMER. The Parties acknowledge that actual capacity may be reduced as a result of unexpected occurrences in excess of TOWER's normal planning allowances, including by way of example and without limitation, abnormal equipment down-time, abnormal process problems or events such as those set forth in section 14 hereof. In addition, TOWER may reduce actual capacity as a result of planned shutdowns to facilitate process or equipment upgrades or for other reasonable purposes. In all such cases, TOWER shall use commercially reasonable efforts to restore capacity in the shortest practicable time. During such periods, TOWER shall be entitled to reduce CUSTOMER's capacity by a
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           percentage equal to the percentage reduction that occurs in TOWER's aggregate capacity after all otherwise available slack capacity has been taken up at the facility.

     5.6 * months prior to the contemplated completion of the design and implementation of the fabrication process for the first Products and in each month, on the twenty-fifth day thereof, during the remaining term of this Agreement, CUSTOMER shall provide TOWER with a * rolling forecast of anticipated purchase orders for Products. The first * months of each forecast will constitute a binding, firm purchase order ("Firm Purchase Order"), subject to the rescheduling rights described below. TOWER's acceptance, based on the provisions of this Agreement, of each Firm Purchase Order or release hereunder shall be communicated to CUSTOMER in writing within seven (7) business days of its receipt thereof.

           TOWER shall provide CUSTOMER with a response to each forecast within seven (7) business days and a schedule of wafer delivery dates for the first * months deliveries of Firm Purchase Orders within seven
           (7) business days of its acceptance of a Firm Purchase Order or release. Such schedule shall be updated by TOWER on *.

           If TOWER fails to meet its delivery dates on * successive deliveries by more than *, a senior officer of CUSTOMER will discuss the cause of the delay with the CEO of TOWER and discuss the means to correct the failures and TOWER shall take specific steps to prevent similar events in the future, thus ensuring that TOWER meets it commitments in the shortest possible time.

           CUSTOMER may allocate certain of its capacity *.

________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           If CUSTOMER's forecast falls below the Base Capacity per month, or as a result of rescheduling actual Wafer consumption falls below the Base Capacity per month, then TOWER may sell the unused portion of CUSTOMER's capacity to other customers, provided *.

     5.7 CUSTOMER may reschedule starts of Pre-Production Wafers and Production Wafers, based on TOWER's schedule of wafer delivery dates provided pursuant to Section 5.6, as indicated below:

           5.7.1 *: No rescheduling of Wafers for the * of any forecast is permitted.

           5.7.2 *: Rescheduling of no more than * of the number of Wafers scheduled in current forecast and no more than * of the number of Wafers originally scheduled is permitted.

           5.7.3 *: Rescheduling of no more than * of the number of Wafers originally scheduled is permitted.

           In no event may the number of Wafers for a given month fall below * of the highest
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           forecast given by CUSTOMER for that month.

           In no event shall TOWER be committed to provide more than the Base Capacity allocated to CUSTOMER. All increases in the number of wafers ordered pursuant to Section 5.7.2 and 5.7.3 above will be subject to TOWER's then current obligations to its customers.

           The total number of Wafers ordered for a given process in a given month may be rescheduled by CUSTOMER only once. However, at any time, CUSTOMER may change by written notification to TOWER the mix of Products utilizing the same manufacturing process, provided the Wafers have not been started.

           For the purpose of illustration, Appendix VI provides an example of the forecasting schedule on a month to month basis.

           Cycle times for Wafers shall be agreed upon by the parties, but shall be competitive with industry standards for similar technologies, with a current guideline of an average of *, to become effective twelve (12) months after the start of the Initial Ramp-Up Period. Once Wafer production begins, the parties intend to conduct quarterly "business partner" meetings to monitor the foundry relationship contemplated by this Agreement, and in these meetings, cycle time status and/or improvement will be reviewed.

     5.8 Each Wafer lot will be inspected by TOWER prior to shipment to ensure compliance with the acceptance criteria set forth in Appendix II and TOWER will include the resulting parametric and visual data with each Wafer lot shipped to CUSTOMER. CUSTOMER may perform incoming inspection of each Product Wafer lot to likewise ensure compliance with the acceptance criteria set forth in Appendix II within thirty
           (30) days after the delivery date of the Wafer lot. In the event any Wafer is found to be incomplete or broken or fails the foregoing inspection criteria, CUSTOMER shall have the right to reject such Wafers within thirty (30) days after the delivery date thereof and return such Wafers to TOWER for full credit or replacement at TOWER's option.

     5.9 CUSTOMER may, at its option, periodically utilize life test and other mutually agreed upon reliability monitors to evaluate Products and/or Production Wafers; the specific details of such monitors will be mutually agreed upon in writing in advance and no later than such time as CUSTOMER issues a Notice of Qualification for each Product. If these
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           tests and monitors indicate that TOWER's Manufacturing Process is not meeting the required standards and criteria, TOWER will promptly correct any such problems and CUSTOMER reserves the right to return for full credit any Wafers manufactured under procedures that do not satisfy such tests and monitors

     5.10 No Wafers shall be returned to TOWER pursuant to this Agreement without TOWER's prior written consent which shall not be unreasonably withheld.

     5.11 TOWER may choose to offer for sale to CUSTOMER at a reduced price mutually agreed to by both parties in writing, any Production Wafers rejected *.

     5.12 TOWER, upon mutual agreement with CUSTOMER, will wafer probe all or certain of the Products, pursuant to the requirements of Appendix V and using the wafer sort programs provided by CUSTOMER, and backgrind all Products to a mutually agreed upon industry standard thickness, and in accordance with CUSTOMER specifications, prior to shipment. Wafer probe price is *. Backgrinding to thickness other than industry standard thickness may be subject to additional costs, or subject to price adjustments.

     5.13 Masks requiring replacement due to normal wear and tear shall be replaced by TOWER at its own cost and expense, provided that the respective Product is continuing volume production at TOWER, and that such Product has a current Notice of Qualification. Masks requiring replacement due to CUSTOMER changes, amendments, bug fixing and the like shall be borne solely by CUSTOMER. CUSTOMER may subcontract mask making to TOWER, and TOWER may, in turn, subcontract mask making to a subcontractor. At its discretion, TOWER may place masks of Products not ordered by CUSTOMER for six (6) months or more in storage at CUSTOMER's cost and expense. After twelve (12) months in storage, and with three (3) months advanced notice to CUSTOMER, or if mask must be replaced, TOWER may dispose of the mask pursuant to CUSTOMER's written instructions, or if such were not provided by the end of such three (3) months period, Tower will be free to discard the mask. CUSTOMER's intellectual property rights in the masks, demonstrated by the CUSTOMER's portions of the GDS2 representation, will be owned by CUSTOMER. Any
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           other intellectual property created or otherwise attached to the mask shall be the sole property of TOWER and/or its respective owner.

     5.14 TOWER may discontinue any of its Manufacturing Processes ("Obsolete Process") provided that:

           (a) Eighteen (18) months prior to the last planned production day using such Obsolete Process CUSTOMER will be notified in writing of TOWER's intent to discontinue the process; and

           (b) Twelve to fifteen (12-15) months prior to the last planned production day using such Obsolete Process CUSTOMER will have the option to enter Life Time Purchase Orders ("LTPO") with scheduled deliveries to extend over a twelve (12) months period prior to the last planned production day using such Obsolete Process; and

           (c) Tower will produce Wafers under an LTPO in quantities not exceeding the quantities to which TOWER is committed in accordance with this Agreement. In special cases where additional capacity may be necessary, the parties will negotiate in good faith in attempt to achieve a mutually acceptable production schedule.

6.0  PRICES AND PAYMENT

     6.1 As long as CUSTOMER continues to own at least * shares of the Ordinary Shares of TOWER (subject to adjustment for the events listed in clauses (a) through (d) in Section 4.1.1 of the Additional Purchase Obligation Agreement), the prices for up to the first * Wafers purchased per month by CUSTOMER shall not exceed *. The prices for Wafers in excess of * Wafers per month shall not exceed *, or otherwise another price mutually agreed upon by the parties.

           All prices are Ex Works (as defined by Incoterms 2000) Tower's manufacturing facility. Tower shall take care to ship Wafers in industry standard packaging to protect Wafers in transit, and shall be responsible for the loading of the Wafers on departure and will bear the risks and costs of such loading.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           CUSTOMER shall have the right, at its sole cost and expense, to have an agreed upon independent certified public accountant conduct, during normal business hours, with at least two weeks advanced notice, and not more frequently than twice per year, an audit of the appropriate records of TOWER to verify *.

     6.2 All payments due to TOWER under this Agreement shall be payable in United States Dollars specified in the applicable purchase order. Payments will be made within * from date of invoice and transferred using means of electronic transfer of funds to a bank or other financial institution of TOWER'S choice.

     6.3 The following Wafer return/credit agreement shall apply with respect to Pre-Production and Production Wafers:

           6.3.1 Pre-Production Wafers (based on 10 Representative lots, after passing 500 hour card qualification and excluding Development Wafers)
                  Wafer sort yield smaller than * %           *
                  Wafer sort yield between * % and * %        *
                  Wafer sort yield greater than * %           *

           6.3.2  Production Wafers
                  Wafer sort yield smaller than * %           *
                  Wafer sort yield between * % and * %        *
                  Wafer sort yield greater than * %           *

           6.3.3 If wafer sort is performed by CUSTOMER (or by CUSTOMER'S agent) then TOWER shall issue CUSTOMER a Return Materials Authorization for the affected wafers and/or issue a credit memorandum to CUSTOMER in an amount calculated according to the provisions of the Section 6.3, provided that notification is provided to Tower within twenty one (21) days from Wafer delivery. No adjustment shall be made if yield shortfall is due principally to product design sensitivity or process
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  sensitivity in CUSTOMER's control. To eliminate doubt CUSTOMER will provide TOWER with sort results in a period of time no longer than thirty (30) days, or otherwise CUSTOMER shall be responsible for the full purchase price of such WIP that TOWER could have avoided production thereof had it received the sort results in a timely manner.

           6.3.4 The Wafer return/credit agreement set forth in Section 6.3 shall apply to Wafers that have die areas of up to * cm2. The return/credit provisions for Wafers having dies with areas larger than * cm2 will be adjusted using the following formula:

                                  yield = *

                  where A is the die area in square inches and D is the defect density per square inch, and shall be as follows:

                  Pre-Production Wafers (based on 10 Representative lots, after passing 500 hour card qualification and excluding Development Wafers):

                  Average defect density greater than *       *
                  Average defect density between * and *      *
                  Average defect density lower than *         *

                  Production Wafers:
                  Average defect density greater than *       *
                  Average defect density between * and *      *
                  Average defect density lower than *         *

                  However, if yield is lower due to specific nature of CUSTOMER's unique process and/or design then the necessary adjustments to the formulas shall be made.

     6.4 Notwithstanding Section 6.3, TOWER shall credit the order value of any order placed hereunder by 15%, by applying funds, to the extent funds remain in CUSTOMER'S Prepaid Wafer Account as described in
           Schedule 6.4, attached hereto and made a part hereof, against such order. TOWER'S invoice shall reflect the amount of the credit and indicate the use of funds from CUSTOMER'S Prepaid Wafer Account. The provision of this Section 6.4 shall apply solely to those Wafers ordered by CUSTOMER.

     6.5 Prices, other than for Wafers, for goods and services, including but not limited to mask
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           reticles (as contemplated in this Agreement), Wafer probe, probe cards, probe program development, mask storage, which are provided by TOWER, shall be agreed upon in advance and in writing between the parties.

     6.6   *.

7.0  TAXES

     All quoted prices are exclusive of any present or future sales or use tax, revenue or value-added tax, import duty (including brokerage fees) or any other tax or charge applicable to the manufacture, sale or delivery of any Product. Such taxes and charges, when applicable, shall be paid by CUSTOMER, or immediately reimbursed to TOWER upon delivery of an invoice for same if applicable law requires TOWER to collect and remit such taxes or charges to relevant authorities. Not withstanding the foregoing taxes which are directly imposed on TOWER, such as income tax, shall be borne by TOWER.

8.0  TITLE AND RISK OF LOSS

     Title and risk of loss and damage to Production Wafers purchased by CUSTOMER shall vest in CUSTOMER when the Products have been delivered, ex works Tower's manufacturing facility. All Wafers to be delivered to CUSTOMER under this Agreement shall be packed, marked and shipped by TOWER according to current industry standard practices and care for transportation of Wafers of a similar type, unless otherwise specified by CUSTOMER. Deliveries of Wafers will be accompanied by the following information, as appropriate: (i) purchase order number, (ii) product type,
     (iii) lot number, (iv) number of Wafers, (v) the inspection results described in Section 5.8, and any other test or process information to be mutually agreed upon in writing by both parties. CUSTOMER shall be solely responsible for filing any claims for damage during shipment with the carrier.

9.0  WARRANTY

     9.1 TOWER hereby warrants to CUSTOMER that Production Wafers supplied hereunder shall be free from defects in material and workmanship, other than normal manufacturing yield loss, and shall conform in all material respects to the specifications set forth in Appendix II
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           and shall have been manufactured pursuant to the Manufacturing Process qualified under Appendix I, for a period of * from the date of acceptance by CUSTOMER (the "Warranty Period"). The foregoing warranty does not apply to (a) any Product which has been subject to misuse, neglect, accident, or modification or which has been altered and therefore are not capable of being tested by Tower under its normal test conditions, (b) non-conformities which result from CUSTOMER's design or process or which result from testing procedures not previously agreed in writing by TOWER, or (c) any Products that are intended to be prototypes, risk production or engineering products. TOWER's sole obligation, and CUSTOMER's sole remedy hereunder for Products failing to meet the aforesaid warranty shall be, at TOWER's discretion, to replace the nonconforming Products or issue CUSTOMER a credit for the purchase price of the nonconforming Products, where within the warranty period: 1) TOWER has received written notice of any nonconformity; 2) after TOWER's written authorization to do so (represented by an RMA, which shall not be unreasonably withheld) CUSTOMER has returned the nonconforming Products to TOWER, freight prepaid; and 3) TOWER determines that the Products are nonconforming. Any replacement Products shall be subject to the foregoing warranty for only the unexpired term of the warranty with respect to the original nonconforming Products and shall be delivered to CUSTOMER, freight pre-paid by TOWER. TOWER warrants that Products sold hereunder shall at the time of delivery be free and clear of liens and encumbrances. THIS WARRANTY EXTENDS TO CUSTOMER AND ITS AFFILIATES ONLY AND TOWER SHALL HAVE NO OBLIGATION TO ACCEPT WARRANTY RETURNS DIRECTLY FROM CUSTOMER'S CUSTOMERS OR ANY OTHER USERS OF CUSTOMER'S PRODUCTS NOR WILL IT BEAR ANY OBLIGATION OR LIABILITY TO SUCH CUSTOMER'S CUSTOMERS WHATSOEVER. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED OR STATUTORY INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. IN NO EVENT SHALL TOWER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES DUE TO BREACH OF THIS WARRANTY OR ANY OTHER LIABILITY ARISING UNDER THIS AGREEMENT EVEN IF TOWER HAS BEEN ADVISED OF THE POSSIBILITY OF SAME. TOWER'S TOTAL LIABILITY FOR ALL CLAIMS ARISING UNDER THIS SECTION 9.1, REGARDLESS OF THE LEGAL THEORY FOR SAME, SHALL BE LIMITED TO THE TOTAL AMOUNTS ACTUALLY PAID TO TOWER BY CUSTOMER FOR PRODUCTS PURCHASED HEREUNDER DURING THE
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           PRECEDING *, AND CUSTOMER SHALL INDEMNIFY AND HOLD TOWER HARMLESS FROM ANY ADDITIONAL WARRANTY CLAIMS REGARDLESS OF WHETHER SUCH WERE PUT FORTH BY CUSTOMER OR CUSTOMER'S CUSTOMER, OR OTHERWISE BY ANY THIRD PARTY.

           *.

     9.2 CUSTOMER acknowledges that Pre-Production Wafers provided to CUSTOMER, pursuant to the terms of Section 4.3 and 4.4, are not covered by this warranty and are sold "as is" and with all faults and without warranties either express or implied, unless specifically noted in the respective Sections 4.3 and 4.4 above.

     9.3 LIFE SUPPORT POLICY. TOWER does not authorize, endorse, certify or recommend the Products and/or Wafers for use as a critical component in life support devices or systems (as defined herein) without the express written permission of the chief executive officer of TOWER. For these purposes, "life support devices or systems" are devices or systems which (a) are intended for the surgical implant into the human body or (b) support or sustain human life, and whose failure to perform can be reasonably expected to result in a significant injury to or death of the human subject, and a "critical component" is any component of a life support device or system whose failure to perform can be reasonably expected to cause the failure of the life support device or system, or to affect its safety or effectiveness. CUSTOMER shall notify its customers that the Products are not intended for such use and that its customer assumes all risk associated with such use, and shall fully indemnify TOWER from any claims resulting of such unauthorized use.

10.0 LICENSE GRANTS

     10.1 CUSTOMER hereby grants to TOWER a nonexclusive, nontransferable, royalty-free, worldwide license to use the CUSTOMER Technical Information, and all improvements thereof, solely for the purpose of fabricating Wafers for CUSTOMER pursuant to the terms of this Agreement. However, TOWER may use improvements to its Manufacturing Process for the benefit of other customers without entitling CUSTOMER to any right or compensation from TOWER or TOWER'S customers, except to the extent such
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           improvements are used with any process step that forms a metal-to-metal antifuse. CUSTOMER agrees not to file any suit, claim, action or other proceeding against TOWER for infringement or violation of CUSTOMER's intellectual property rights for anything included in TOWER's Manufacturing Process or designs provided to CUSTOMER by TOWER.

     10.2 TOWER hereby grants CUSTOMER * a non-exclusive, non-transferable, royalty free, worldwide license to use, only for the sale and distribution by CUSTOMER *, and their authorized agents, of CUSTOMER's * products, including components thereof manufactured by TOWER, TOWER's patents used for the manufacture of the Wafers for CUSTOMER *, but solely for products manufactured by TOWER.

     10.3 In the event CUSTOMER is or becomes a party to a separate agreement with a third party and such agreement grants to CUSTOMER certain "have-made" rights under such third party's patents or otherwise other intellectual property (collectively "IP"), and in the event that activity performed by TOWER to provide any Production Wafers to CUSTOMER infringes such third party's IP and such IP are covered under such "have-made" rights granted to CUSTOMER by the third party, then CUSTOMER shall exercise its "have made" rights for the benefit of TOWER, provided that such exercise is permitted under the relevant "have made" rights.

     10.4 In the event TOWER is or becomes a party to a separate agreement with a third party and such agreement grants to TOWER certain rights to manufacture products under such third party's IP, and in the event that any activity performed by TOWER to provide any Production Wafers to CUSTOMER hereunder infringes such third party's IP and such IP are covered under such manufacturing rights granted to TOWER by the third party, then TOWER shall exercise its manufacturing rights for the benefit of CUSTOMER, provided that such exercise is permitted under the relevant "have made" rights.

11.0 PATENTS AND OTHER PROPRIETARY RIGHTS

     11.1 The parties agree to abide by the terms of this Section 11.1 in the event there is any claim, liability or suit (or notice of any of the foregoing) brought against TOWER and/or
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           CUSTOMER alleging: (i) that either party's or both parties' use of or compliance with any design, specification, process or method contained in CUSTOMER's Technical Information infringes any United States or foreign patent, trade secrets, copyright, mask work or other third party intellectual property right and/or (ii) that the Manufacturing Process or any proprietary information of TOWER related to the Manufacturing Process (including, without limitation, manufacturing drawings, bills of materials, specifications, data, descriptions and all other technical information, trade secrets, inventions (whether or not patentable) and know-how) infringes any United States or foreign patent, trade secrets, copyright, mask work or other third party intellectual property right.

           (a) Each party shall promptly notify the other of any notice of a claim of infringement as described above. If a claim of infringement is brought against either party, both parties shall promptly meet, confer and cooperate with each other in good faith to resolve such claim on terms mutually agreeable to both parties; each party shall bear its own costs and expenses related thereto, except as covered in subparagraphs
                  (b), (d), (e), (f) and (g) of this Section 11.1.

           (b) If a claim of infringement is brought against both TOWER and CUSTOMER with respect to the Tower Technical Information and/or the CUSTOMER Technical Information and/or the Manufacturing Process, the parties shall promptly meet, confer and cooperate with each other in good faith to mutually agree on joint representation in connection with such claim. In the event the parties agree upon joint representation, all costs and expenses (including reasonable attorneys' fees) related to such joint representation shall be shared equally between TOWER and CUSTOMER. If, after conferring with each other in good faith, the parties are unable to agree upon joint representation, each party shall be free to retain its own attorney; in such event, each party shall bear its own costs and expenses (including attorneys' fees) related to such individual representation, except as covered in subparagraphs
                  (d), (e), (f) and (g) of this Section 11.1. In any event, whether the parties are jointly represented or individually represented, both parties shall reasonably cooperate with each other in good faith in defending and settling such claim of infringement and shall not settle such claim in a manner impacting the rights and obligations of the other party without the prior written consent of the other.

           (c) If a claim of infringement is brought against either or both parties and a final non-
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  appealable court order restricts the use of the allegedly infringing Tower Technical Information and/or Customer Technical Information and/or Manufacturing Process, CUSTOMER and TOWER agree that, to the extent reasonably possible on reasonable terms and conditions, they will either (i) procure, from the third party that has given notice of the claim, the right to continue using the allegedly infringing TOWER Technical Information and/or CUSTOMER Technical Information and/or Manufacturing Process (to the extent reasonably possible on reasonable terms and conditions, each party will use its respective patent and license portfolios in an effort to accomplish such procurement) or (ii) modify the allegedly infringing TOWER Technical Information and/or CUSTOMER Technical Information or Manufacturing Process to make it non-infringing. In the event the parties cannot accomplish either of the foregoing within ninety (90) days of such court order, each party shall have the right to terminate this Agreement with respect to the Product(s) subject to third party claims and any such termination shall be effective against both parties.

           (d) If a claim of infringement is brought against CUSTOMER alone with respect to the CUSTOMER Technical Information, or if the parties choose to defend claims separately, and CUSTOMER is required to pay attorneys' fees, damages, or a monetary settlement amount (whether in a lump sum, through royalty payments, or otherwise) with respect thereto, the parties agree that CUSTOMER shall bear 100% of such attorneys' fees, damages, or settlement payment and shall not be entitled to any indemnification from TOWER.

           (e) If a claim of infringement is brought against TOWER alone with respect to the Manufacturing Process and/or TOWER Technical Information, or if the parties choose to defend claims separately, and TOWER is required to pay attorneys' fees, damages, or a monetary settlement amount (whether in a lump sum, through royalty payments, or otherwise) with respect thereto, the parties agree that TOWER shall bear 100% of such attorneys' fees, damages, or settlement payment and shall not be entitled to any indemnification from CUSTOMER.

           (f) If a claim of infringement is brought against both CUSTOMER and TOWER and the parties have agreed upon joint representation in the defense thereof in accordance with subparagraph (b) above and the parties are required to pay attorneys' fees, damages, or a settlement amount (provided, however, such settlement was mutually agreed upon by
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  both parties), the parties agree that such attorneys' fees, damages, or settlement amount shall be split equally between TOWER and CUSTOMER, unless otherwise agreed in writing.

           (g)    For avoidance of doubt, the parties agree that:

                  (i) Claims brought against TOWER due to any infringement resulting from: (1) CUSTOMER Technical Information, or;
                       (2) the combination of CUSTOMER Technical Information with the Manufacturing Process and/or Tower Technical Information, shall be the sole responsibility of CUSTOMER which shall indemnify and hold TOWER harmless against all such claims, including also all reasonable cost and expenses deriving thereof; and

                  (ii) Claims brought against Customer due to an infringement caused solely by TOWER Technical Information or Manufacturing Process, shall be the responsibility of TOWER which shall indemnify and hold CUSTOMER harmless against such claims, including also all reasonable cost and expenses deriving thereof.

     11.2 The foregoing states the entire liability of the parties for infringement, provided however, that the total liability for either party under this provision shall not exceed the total sales of TOWER to CUSTOMER over a period of * immediately preceding such infringement claim.

     11.3 All ideas, designs, methods, processes and inventions conceived solely by personnel of one party while such personnel are engaged in performance of this Agreement, and patents, copyrights, mask works and other intellectual property rights arising therefrom, shall be owned solely by such party, except that each party shall own and shall retain all rights, title and interest in its respective technical information (CUSTOMER for CUSTOMER Technical Information and TOWER for TOWER Technical Information), and any modifications thereto. All intellectual property rights in the Confidential Information of a party shall remain the property of such party.

     11.4 All ideas, designs, methods, processes and inventions conceived jointly by personnel of both parties while such personnel are engaged in performance of this Agreement, and patents, copyrights, mask works and other intellectual property rights arising therefrom, shall be equally owned by both parties, except that each party own and shall retain all rights, title and interest in its respective technical information (CUSTOMER for
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           CUSTOMER'S Technical Information and TOWER for TOWER Technical Information), and any modifications thereto. All intellectual property rights in the Confidential Information of a party shall remain the property of such party.

12.0 TRADEMARKS

           Neither party will, without the prior written consent of the other party, use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by the other party. CUSTOMER may use TOWER's MICROFLASH trademark accompanied by an industry customary footnote as follows:
           "MICROFLASH(R) is a trademark of Tower Semiconductor Ltd, for the N-ROM(TM) Technology licensed from Saifun Semiconductors Ltd.". Tower may reasonably change from time to time the content of such footnote.

13.0 CONFIDENTIALITY OBLIGATIONS

     13.1 CONFIDENTIAL INFORMATION: As used in this Agreement ("Confidential Information") shall mean: (i) all information related to Production Wafers fabricated by TOWER for CUSTOMER hereunder; (ii) CUSTOMER Technical Information; (iii) TOWER Technical Information, (iv) this Agreement and (v) all other information disclosed by one party to the other pursuant to this Agreement which is written, graphic, machine readable or in other tangible form or, subject to Section 13.3 below, intangible form.

     13.2 The parties shall not use or disclose Confidential Information except as herein provided. Each party agrees to keep the Confidential Information disclosed to it by the other party confidential and to use or disclose it only for the purposes described herein, for seven
           (7) years from each disclosure of the Confidential Information, except as the other party may otherwise agree in writing.

     13.3 Each party's obligation to keep the Confidential Information confidential shall extend only to the Confidential Information which is at the time of disclosure conspicuously labeled as "Confidential" or "Proprietary" (or other similar marking to indicate its confidential nature) belonging to the other party. If the Confidential Information is disclosed orally or through demonstration, it must be specifically designated as proprietary or confidential information at the time of the oral disclosure and confirmed in a writing to be received by
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           the party to which the Confidential Information is disclosed within thirty (30) days after the oral disclosure. Such written confirmation shall set forth in detail the Confidential Information to be kept confidential.

     13.4 Each party will use at least the same degree of care in keeping the Confidential Information of the other party confidential as it uses for its own proprietary or confidential information of a similar nature, including but not limited to jointly developed Confidential Information disclosed to a third party in compliance with the provisions of this Agreement. Each party further agrees to refrain from reverse engineering, or otherwise analyzing for the purpose of copying, each other's Confidential Information.

     13.5 Subject to the restrictions imposed by law, the obligation of the party to which the Confidential Information is disclosed under this Agreement shall not extend to any Confidential Information that:

           (a)    was in the public domain at the time it was disclosed;

           (b) was known to that party at the time of its disclosure, provided that it can be evidenced by that party's records in existence prior to the disclosure;

           (c) was independently developed by that party or one of the group companies of that party by employees of that party or group of companies of that party who have had no possession or access to such Confidential Information, provided that it can be evidenced by that party's records in existence prior to the disclosure;

           (d) becomes part of the public domain after disclosure (through no improper action or inaction of that party);

           (e) is disclosed by the other party to a third party without restrictions on such third party's rights to disclose or use the same; or

           (f) is disclosed after receipt of a party's written notification that it will not accept any further Confidential Information in confidence; or

           (g) subject to Section 13.4 above, the disclosure of jointly developed Confidential Information.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.0 FORCE MAJEURE

     Neither party hereto shall be liable in any manner for failure or delay in fulfillment of all or part of this Agreement directly or indirectly owing to any causes or circumstances beyond its reasonable control, including, but not limited to, acts of God, governmental orders or restrictions, war, war-like conditions, sanctions, strikes, revolution, riot, plague, or other epidemics, fire and flood; provided, however, that nothing under this
     Section 14 shall relieve either party of its obligations to make any payment required under this Agreement.

15.0  INCIDENTAL, CONSEQUENTIAL DAMAGES

     No party shall be liable to the other for any incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, whether or not there has been notification of possibility of such damages. CUSTOMER undertakes that TOWER shall not be liable to CUSTOMER's customers for any incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, whether or not there has been notification of possibility of such damages, and CUSTOMER shall indemnify and hold TOWER harmless if such is brought against TOWER.

     If CUSTOMER's customer has a direct relationship with Tower, as contemplated in Section 2.3, then the provisions included in the agreement between Tower and such CUSTOMER's customer shall exclusively apply.

16.0 NOTICES

     All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered, sent by telegram, telex, or facsimile, or mailed by registered mail to the respective parties at the addresses set forth below or at such other address as shall have been given to the other party in writing for the purposes of the clause. Such notices and other communications shall be deemed effective upon the earliest to occur of:

     (a) actual delivery;

     (b) seven (7) business days after mailing, addressed and postage prepaid; return receipt requested, or

     (c) three (3) business days after transmission by fax with printed confirmation of fax
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         transmission.

     Notices shall be given:

             To CUSTOMER:

             QuickLogic Corp.
             1277 Orleans Drive
             Sunnyvale, CA 94089
             USA
             Attention: President

             Tel:  408-990-4000
             Fax:  408-990-4040

             To TOWER:

             TOWER SEMICONDUCTOR LTD.
             Ramat Gavriel Industrial Zone
             P.O. Box 619
             Migdal Haemek 23105
             ISRAEL
             Attention: Vice President Marketing and Sales

             Tel:  +972-6-650-6611
             Fax:  +972-6-654-7788

17.0 WAIVER AND AMENDMENT

     No waiver of any right under this agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No failure or delay by either party in exercising any right, power, or remedy hereunder shall operate as a waiver of any such right, power or remedy.

18.0 ASSIGNMENT

     Except as otherwise provided herein, neither party shall assign or in any way transfer any rights or obligations hereunder without the prior written consent of the other party, and such consent shall not be unreasonably withheld, and any attempted assignment or transfer without such consent shall be void and without effect; except that either party hereto may assign this Agreement to any person or entity acquiring all or substantially all of its business, assets or stock.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.0 ARBITRATION

     19.1 In the event that any dispute or disagreement between the parties as to this Agreement shall arise, and such cannot be resolved by the Project Managers, prior to taking any other action, the matter shall be referred to responsible executives of the parties for consideration and resolution. Any party may commence such proceedings by delivering a written request to the other party for a meeting of such responsible executives. The other party shall be required to set a date for the meeting to be held within thirty (30) days after receipt of such request and the parties agree to exercise their best efforts to settle the matter amicably. All meetings shall be held at a location mutually agreed upon by both parties.

     19.2 If any dispute or disagreement is not settled within sixty (60) days from the initial meeting pursuant to Section 19.1 of this Agreement, such dispute or disagreement may, at the demand of any party, be submitted to arbitration by a panel of three (3) arbitrators knowledgeable in the area of the issues to be resolved and chosen pursuant to the Rules of Arbitration of the International Chamber of Commerce, unless the parties mutually agree otherwise in writing. Disputes under this provision shall be governed by the Rules of Arbitration of the International Chamber of Commerce then in effect. All proceedings before the arbitrators shall be conducted in the English language and shall be held in San Francisco, California, U.S.A.

     19.3 Each party will share equally in the costs and expenses of arbitration unless the arbitrators find that the position of the non-prevailing party or parties in such arbitration was frivolous, in which event the arbitrators may assess all of such costs and expenses together with reasonable attorneys' fees against the non-prevailing party or parties.

     19.4 The decision of the arbitrators pursuant to this Section 19 shall be final and shall be conclusive and binding on all parties.

20.0 GOVERNING LAW

     This Agreement and matters connected with the performance hereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of California, without regard to conflicts of laws provisions thereof and without regard to the United
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Nations Convention on Contracts for the International Sale of Goods.

21.0 INTEGRATION

     This Agreement, including all attached Schedules and Appendices, constitutes the final, complete and exclusive agreement of the parties concerning the subject matter contained herein, and supersedes all prior agreements and understanding, whether written or oral, between the parties related thereto. This Agreement may not be modified in any respect except in a writing which states the modification and is signed by both parties hereto.

22.0 SEVERABILITY

     In the event that any provision of this Agreement shall be held to be unenforceable or illegal, such provision shall be deemed modified or, if necessary, deleted to the extent necessary so that the entire Agreement shall not fail, but shall continue in force and effect. In such event, the parties shall in good faith negotiate to replace such illegal or unenforceable provision with enforceable and legal provisions which will, in effect, most nearly and fairly accomplish the effect of the illegal or unenforceable provision, if possible.

23.0 EXPORT CONTROL

     The parties hereto understand and recognize that the materials and information made available to them hereunder and the product(s) produced through use thereof may be subject to the Export Administration Regulations of the United States Department of Commerce and other United States government regulations. The parties are familiar with and agree to comply with all such regulations, including any future modifications thereof.

24.0 RIGHTS AND REMEDIES CUMULATIVE

     The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

25.0 HEADINGS

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

26.0 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one Agreement.

27.0 PUBLIC ANNOUNCEMENTS

     Neither party shall publicly announce the execution and existence of this Agreement without first submitting the text of such public announcement to the other party and receiving the approval of the other party of such text (which approval shall not be unreasonably withheld), except that approval of the other party shall not be necessary when public disclosure is required by law or generally accepted accounting principles.

28.0 INDEPENDENT CONTRACTORS

     Each Party is an independent contractor of the other and neither shall be deemed an employee, agent, partner or joint venture of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

29.0 TOWER IS A FOUNDRY

     TOWER is a Semiconductor Contract Manufacturer ("SCM" or "Foundry") that provides manufacturing services based on its manufacturing processes to other third party clients, some of which may be competitors of CUSTOMER. TOWER may use all its Manufacturing Processes, without any restrictions or limitations, subject to the terms of this Agreement, including Section 10.1(a), and subject to the terms and conditions of its agreements with the licensors of Tower's manufacturing processes. Subject to the aforementioned limitations and the terms of this Agreement, including Section 10.1(a), Tower may also use processes based on its core processes with modifications proposed or specified by the CUSTOMER and/or a third party client, with no restrictions or limitations.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, the parties have caused this Foundry Agreement to be executed in their respective corporate names by their duly authorized representatives on the date first written above.


              CUSTOMER                        TOWER SEMICONDUCTOR LTD.



  By:________________________________      By:________________________________


              E. Thomas Hart                        Dr. Yoav Nissan-Cohen

            President and CEO                             Co-CEO

________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX I

                             QUALIFICATION CRITERIA









To Be Added.







________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX II

                      MANUFACTURING AND ACCEPTANCE CRITERIA









To Be Added.






________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  APPENDIX III
                      STANDARD TERMS AND CONDITIONS OF SALE

1. SCOPE. The terms and conditions of sale contained herein apply to all quotations and offers made by Tower Semiconductor Ltd. ("Tower"), including all Purchase Orders ("POs") accepted by Tower for the manufacture and sale of Tower wafers, die, as well as other goods or services (the "GOODS"). These terms and conditions may in some instances conflict with some of the terms and conditions affixed to the POs or other procurement documents issued by a Tower customer ("Customer") ordering GOODS. In the case of any such conflict, the terms and conditions herein shall govern, and acceptance of Customer's order is expressly conditioned upon Customer's acceptance of these terms and conditions whether by Customer's written acknowledgment, by implication, or by its acceptance and payment of GOODS ordered hereunder. Tower's failure to object to conflicting terms and conditions affixed to any POs or other communication from Customer shall not be deemed a waiver of these terms and conditions. Notwithstanding the foregoing, if any term or condition herein conflicts with terms or conditions of the Agreement, the terms and conditions of the Agreement shall apply. Any modification of these terms and conditions must be agreed to in a writing signed by eligible officers of each party.

2. PAYMENT - TERMS. All prices quoted shall be Ex-works (as defined by Incoterms 2000) (at the wafer production facility set forth in paragraph 4 below). Payment for GOODS due to Tower shall be * from date of invoice.
    All payments shall be in United States dollars, unless otherwise agreed in writing, and shall be electronically transferred to a bank or other financial institution of Tower's choice. Unless expressly waived by Tower, late payments will bear interest at the lesser of the three months LIBOR rate plus two percent, or the maximum rate allowed by applicable law. If Tower determines that it is necessary to bring legal action to collect delinquent accounts, Customer will pay or reimburse Tower for the reasonable costs of suit, collection and attorney's fees. In addition, upon delinquency, or if Tower has reason to doubt the creditworthiness of Customer, Tower at its sole discretion, may delay delivery of GOODS, cancel outstanding orders, reduce amounts, deliver C.O.D., require Customer to post an appropriate letter of credit, Bank Guarantee or any other security, and/or seek to enforce any of Tower's other available legal remedies. Tower shall retain a security interest and right of possession in the GOODS until Customer makes full payment.

3. TAXES. All quoted prices are exclusive of any present or future sales or use tax, revenue or value-added tax, import duty (including brokerage fees) or any other tax or charge applicable to the manufacture, sale or delivery of any GOODS. Such taxes and charges, when applicable, shall be paid by Customer, or immediately reimbursed to Tower upon delivery of an invoice for same if applicable law requires Tower to collect and remit such taxes or charges to relevant authorities.

4. DELIVERY. Sales of GOODS shall be Ex-works (Tower's Migdal Ha'emek, Israel facility or at such other Tower wafer production facility mutually agreed upon). Customer shall acknowledge to Tower the receipt of each delivery of GOODS stating quantity, type, and damages (if any) existing at delivery, within * following delivery of GOODS. Tower shall not be responsible for any claims relative to quantity and type made after such
    * period. On-time delivery shall be deemed to be any delivery made to Customer within the period of * prior to until * after the scheduled delivery date, or as agreed in writing. However, shipping up to

________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    * ahead of delivery schedule is authorized. Tower shall use its commercially reasonable efforts to meet Customer's delivery schedules. Delivery schedule changes on existing POs may be made by mutual agreement of Tower and Customer. Tower reserves the right to make deliveries of GOODS in installments and these terms and conditions shall be severable with respect to such installments. Delivery delay or default of any installment shall not relieve Customer of its obligation to accept and pay for remaining deliveries of GOODS.

5.  ACCEPTANCE.

    a) Customer shall accept GOODS or reject them as nonconforming within * of receipt of each delivery. Failure to notify Tower in writing of nonconforming GOODS within such period shall be deemed an unconditional acceptance.

    b) The determination of conformity will be based solely on final electrical testing to be conducted using Tower's Electrical Test Specifications
       (ETS) procedures and the yield guarantees agreed upon in writing between Tower and Customer. Should the GOODS meet or exceed the criteria of the electrical testing and yield, Customer will not be allowed to reject GOODS. To reject GOODS Customer must request a return material authorization ("RMA") from Tower. Customer may ship the rejected GOODS to Tower only after receiving an RMA. Customer shall bear all risk of loss, damage, or destruction to the GOODS rejected by Customer until same are returned to Tower (either hereunder or under GENERAL WARRANTY). Tower will retest the GOODS and if they fail, Tower will either credit Customer for the price of the GOODS or replace same with conforming GOODS.

    c) To prevent splitting of production lots of GOODS that are wafers, Customer agrees to purchase an over-shipment of up to a full lot size minus one wafers, or the equivalent number of die or packaged die.

6. INTELLECTUAL PROPERTY. All patent rights, copyrights, trademarks, trade names, trade dress, designs, mask works, trade secrets, know-how, ideas, proprietary information, confidential information, inventions, technical data, and any other information or materials commonly recognized as intellectual property in the semiconductor industry (collectively, "Intellectual Property Rights") owned by either Tower or Customer (or their respective licensors) shall continue to be owned by such parties, and no license is granted herein, except to the extent necessary for Tower to manufacture the GOODS for Customer.

7. EXPORT CONTROL. Customer agrees: a) to fully comply with United States (the "US") laws and regulations, assuring Tower that, unless prior authorization is obtained from the competent US government agency, the customer does not intend and shall not knowingly export or re-export, directly or indirectly, any wafer, devices, technology or technical information received from Tower in contravention of any law and regulations published by any US government or other government agency; b) to determine the jurisdiction and export classification under the US Export Administration Regulations and the US International Traffic in Arms Regulations of any wafer or device manufactured by Tower under Customer's direction and to provide the results of such determination to Tower; c) to take steps, including screening of end-use and end-user as appropriate, to ensure that any wafer or device shipped ex-works from Tower will not be used in an sensitive nuclear, missile, or chemical/biological warfare end-use; d) that any end-user to whom Tower is directed to assist in delivery is not on the US Denied Person List, the US Proliferation Entities List, or, if subject to appropriate jurisdiction, the US Designated National list; and e) that
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    the Customer shall not export or re-export, without the necessary export licenses from the appropriate authorities, to Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, China, Cuba, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Libya, Laos, Latvia, Lithuania, Moldavia, Mongolia, North Korea, Romania, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Vietnam or Yugoslavia.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX IV

                   TRANSFER OF CUSTOMER TECHNICAL INFORMATION



To Be Added.




________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX V

                              WAFER PROBE CRITERIA



To be added




________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX VI

                               SCHEDULING EXAMPLE

The examples below illustrate certain of the provisions defined in Section 5.7 of the Agreement. In case of conflict between the Appendix VI and Section 5.7, the provisions of Section 5.7 shall govern. In the examples below an assumption is made that the Base Capacity is already * Wafers per month.

Example 1:  CUSTOMER has ordered for month * of the forecast * wafers and when it becomes month * CUSTOMER wishes to increase the number of wafers purchased to *. TOWER may approve such a request, but is not obliged to as it is beyond the capacity commitment.

Example 2:  CUSTOMER has ordered for month * of the forecast * wafers and when it becomes current CUSTOMER wishes to increase the number of wafers purchased to *. TOWER will approve such a request, assuming it does not contradict the provisions for sale of unused capacity and upside limitations.

Example 3:  CUSTOMER has initially forecasted for month * of the forecast use of
            * wafers. After * months, when that month becomes month * of the current forecast, CUSTOMER wishes to reduce the purchase to * wafers. TOWER will approve the request as it is within the minus * limit and within the allowed time frame. When the month becomes month * of the forecast the CUSTOMER wishes to reduce the purchase of wafers to *. TOWER may refuse such a request and allow the reduction only to * wafers, which is minus * of the highest forecast made for that month.

Example 4:  CUSTOMER has initially forecasted for month * of the forecast use of
            * wafers. After * months, when that month becomes month * of the current forecast, CUSTOMER wishes to increase the purchase to * wafers. TOWER will approve the request as it is within the plus * limit and within the allowed time frame, however it may be restricted subject to the provisions of the unused capacity and upside limitations. When the month becomes month * of the forecast the CUSTOMER wishes to increase the purchase of wafers to *. TOWER may refuse such a request and allow the increase only up to * wafers, which is plus * of the original forecast made for that month, however it may be restricted subject to the provisions of the unused capacity and upside limitations.
________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  Schedule 6.4

                             PRE-PAID WAFER ACCOUNT

Immediately upon Closing of the Share Purchase Agreement, TOWER shall establish a Pre-Paid Wafer Account, consisting of a credit balance in CUSTOMER'S favor, equal to the amount of interest accumulated on the escrow funds and remitted to TOWER on the Closing Date, to be used to credit the order value of any order placed by CUSTOMER as provided in Section 6.4 of this Agreement.

Thereafter, upon each exercise by CUSTOMER of the Series A-1 through A-5 Additional Purchase Obligations (the Mandatory Additional Purchase Obligations), as such Additional Purchase Obligations are described in Exhibit B to the Share Purchase Agreement, if the Average Traded Price ("ATP") of the Ordinary Shares is less than Strike Price on the day such Additional Purchase Obligations are exercised, then TOWER shall increase CUSTOMER'S Pre-Paid Wafer Account by an amount equal to difference between the ATP and Strike Price multiplied times the number of Ordinary Shares purchased by CUSTOMER as a result of such exercise.

Average Traded Price or ATP shall mean as of date of any exercise of Additional Purchase Obligations with respect to the Ordinary Shares, the average of the Quoted Prices (as defined below) of the Ordinary Shares for the thirty (30) consecutive trading days immediately preceding such date; provided, however, that if ATP for any specific exercise is less than US $ *, the ATP shall be adjusted for that exercise to a floor of US $ * "Quoted Price" of the Ordinary Shares for any date shall be the last reported sales price (or, in case no such sale takes place on such date, the average of the reported closing bid and ask prices) of the Ordinary Shares as reported by NASDAQ or the principal national securities exchange upon which the Ordinary Shares are listed or traded. If the Ordinary Shares are not so quoted, listed or traded, the ATP shall be an amount mutually agreed upon by CUSTOMER AND TOWER.

If an event described in clauses (a) through (d) of Section 4.1.1 of Exhibit B to the Share Purchase Agreement occurs with respect to the Ordinary Shares prior to the date of any exercise of Additional Purchase Obligations, the computation of the Strike Price and the ATP, if such event occurs during the thirty day calculation of the ATP, shall be appropriately adjusted, to take such event in to account.

The Strike Price with respect to the Additional Purchase Obligations is US $ *.

________________________________________________________________________________

* An asterisk indicates confidential material has been omitted from this document filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.